Exhibit 13

Itaú Unibanco Holding S.A.

Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Itaú Unibanco Holding S.A. (the “company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2009 (the “Report”). Pursuant to Exchange Act Rules 13a - 14(b) or 15d - 14(b) and to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, we, Roberto Egydio Setubal, Chief Executive Officer, and Sérgio Ribeiro da Costa Werlang, Chief Financial Officer, hereby certify that:

To the best of our knowledge:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: May 10, 2010

/s/ Roberto Egydio Setubal	/s/ Sérgio Ribeiro da Costa Werlang
Roberto Egydio Setubal Chief Executive Officer	Sérgio Ribeiro da Costa Werlang Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.